Exhibit 99.1

Nationstar Announces Consent Solicitations for 6.500% Senior Notes due 2021 and 6.500% Senior Notes due 2022, Each Issued by Nationstar Mortgage LLC and Nationstar Capital Corporation

DALLAS--(BUSINESS WIRE)--June 14, 2018--Nationstar Mortgage Holdings Inc. (NYSE: NSM) (“Nationstar”) announced today that its wholly-owned subsidiaries, Nationstar Mortgage LLC and Nationstar Capital Corporation (collectively, the “Issuers”), are soliciting consents from holders of record as of the Record Date (as defined below) of their outstanding 6.500% Senior Notes due 2021 (the “2021 Notes”) and 6.500% Senior Notes due 2022 (the “2022 Notes” and, together with the 2021 Notes, the “Notes”) to approve amendments (the “Proposed Amendments”) to the indentures relating to the Notes (collectively, the “Indentures”). On February 12, 2018, Nationstar entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WMIH Corp. (“WMIH”) and Wand Merger Corporation, a direct wholly-owned subsidiary of WMIH (“Merger Sub”), pursuant to which Nationstar will merge (the “Merger”) with and into Merger Sub with Nationstar surviving the Merger as a wholly-owned subsidiary of WMIH. The Proposed Amendments will modify the definition of “Sponsor” to include any of (i) Fortress Investment Group LLC and its Affiliates (as defined in each of the Indentures) (other than any portfolio company of any of the foregoing) and (ii) Kohlberg Kravis Roberts & Co. L.P. and its Affiliates, including WMIH and its Affiliates (other than any portfolio company of any of the foregoing), and modify the definition of “Change of Control” (as defined in each of the Indentures) to provide that the Merger will not constitute a Change of Control under either of the Indentures. The consent solicitation with respect to each series of Notes is a separate consent solicitation and is not conditioned upon the other consent solicitation.

The consent solicitations will expire at 5:00 p.m., New York City time, on June 21, 2018 (such date and time, as the Issuers may extend from time to time, the “Expiration Date”). Only holders of record of the Notes as of 5:00 p.m., New York City time, on June 13, 2018 (the “Record Date”), are eligible to deliver consents to the Proposed Amendments in the consent solicitations.

Subject to the terms and conditions set forth in the Consent Solicitation Statement (as defined below), the Issuers will pay eligible holders whose consents were delivered (and not validly revoked) on or prior to the Expiration Date a cash payment of $15.00 (with respect to the 2021 Notes) or $30.00 (with respect to the 2022 Notes) per $1,000 in aggregate principal amount of Notes of such series in respect of which such consent relates. The cash payment will only be payable if all conditions to the applicable consent solicitation, including the receipt of the Requisite Consents (as defined below) with respect to such series and the consummation of the Merger, have been satisfied or waived and will be paid on or promptly after the consummation of the Merger.

Adoption of the Proposed Amendments with respect to a series of Notes requires the consent of the holders of at least a majority of the aggregate principal amount of all outstanding Notes of such series (such consent, the “Requisite Consent” and collectively, the “Requisite Consents”). As of June 13, 2018, the aggregate outstanding principal amount of the 2021 Notes and the 2022 Notes was approximately $591.6 million and $206.0 million, respectively. Consents may be validly revoked at any time prior to the earlier of (x) the Effective Time (as defined below) and (y) the Expiration Date, but not thereafter.

The Issuers anticipate that, promptly after receipt of the Requisite Consents prior to the Expiration Date, the Issuers will give notice to Wells Fargo Bank, National Association, as trustee (the “Trustee”), that the Requisite Consents have been obtained and the Issuers, the guarantors party to the applicable Indenture, and the Trustee will execute and deliver a supplemental indenture to the applicable Indenture (each, a “Supplemental Indenture” and such time of execution, the “Effective Time”). Pursuant to the terms of each Supplemental Indenture, the Proposed Amendments to the applicable Indenture will become effective at the applicable Effective Time and shall thereafter bind every holder of such series of Notes, but if the Merger is not consummated on or before November 12, 2018 (as such date may be extended pursuant to the Merger Agreement) or if the Merger Agreement is earlier terminated in accordance with its terms, each Supplemental Indenture will provide that the definitions of “Change of Control” and “Sponsor” in the applicable Indenture shall revert to the form in effect prior to the applicable Effective Time.

The consent solicitations are being made solely on the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated June 14, 2018 (as may be amended or supplemented from time to time, the “Consent Solicitation Statement”). The Issuers may, in their sole discretion, terminate, extend or amend the consent solicitations at any time as described in the Consent Solicitation Statement.

Copies of the Consent Solicitation Statement may be obtained from D. F. King & Co., Inc., the Information Agent and the Tabulation Agent, at (212) 269-5550 (collect) or (877) 896-3192 (toll free). Holders of the Notes are urged to review the Consent Solicitation Statement for the detailed terms of the consent solicitations and the procedures for consenting to the Proposed Amendments. Any persons with questions regarding the consent solicitations should contact the Solicitation Agent, Credit Suisse Securities (USA) LLC, at (212) 538-2147 (collect) or (800) 820-1653 (toll free).

This press release is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. This announcement is also not a solicitation of consents with respect to the Proposed Amendments or any securities. No recommendation is being made as to whether holders of Notes should consent to the Proposed Amendments. The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. These forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, strategies, core initiatives, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. When used in this discussion, the words “anticipate”, “appears”, “believe”, “foresee”, “intend”, “should”, “expect”, “estimate”, “project”, “plan”, “may”, “could”, “will”, “are likely” and similar expressions are intended to identify forward-looking statements.

All of the factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such new factor on our business. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements, including, without limitation, the factors described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018. The forward-looking statements contained in this press release speak only as of the date of this press release. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Nationstar Mortgage Holdings Inc.

Based in Dallas, Texas, Nationstar provides quality servicing, origination and transaction based services related principally to single-family residences throughout the United States. With experience spanning more than 20 years, Nationstar is one of the largest servicers in the country.

CONTACT:
Nationstar Mortgage Holdings Inc.
Rich Delgado, 214-687-4844
richard.delgado@mrcooper.com